Media Contact:

Shannon Pleasant

Intersil Corporation

(512) 382-8444

spleasant@intersil.com

Intersil Corporation Reports Fourth Quarter and Full Year Results

MILPITAS, Calif., Jan. 27, 2016 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the fourth quarter and the year ended January 1, 2016. Fourth quarter revenue of $126.6 million was down 1.4% sequentially, resulting in revenue of $521.6 million for 2015. Gross margin increased again in 2015, and consistently solid operating results and spending controls throughout the year allowed the company to sustain strong profits and cash generation.

Company Highlights

•	2015 gross margin increased year-over-year by 90 and 100 basis points respectively to 59.0% on a GAAP basis and 59.3% on a non-GAAP basis.
•	The company again reported solid profitability, with non-GAAP operating margin of 20% or greater for the 10th consecutive quarter.
•

Cash and cash equivalents increased to $247 million at year-end, and the company continued to return a majority of free cash flow to shareholders through one of the sector’s highest yielding dividends.

Quarterly Results
Revenue for the fourth quarter declined as anticipated driven by lower demand in industrial and infrastructure end markets. Industrial and Infrastructure (I&I) revenue declined 6% sequentially, with all of the major product categories except automotive declining in the quarter. Automotive product demand remained strong and automotive revenue was a record for the quarter and for the year. Fourth quarter Computing and Consumer (C&C) revenue increased 7.5% sequentially and 3% year-over-year. The company’s new display and power management ICs shipped into ramping mobile platforms, which drove the growth for the quarter. The breakdown by end market follows:

:

	Q4 2015		Q3 2015		Q4 2014
End Market Revenue	$M	%	$M	%	$M	%
Industrial & Infrastructure	79.1	62%	84.2	66%	85.0	65%
Consumer & Computing	47.5	38%	44.2	34%	46.1	35%
Total Revenue	$126.6		$128.4		$131.1

Table 1. Intersil End Market Mix

GAAP gross margin for the quarter was 57.6% and 59.0% for the full year. Fourth quarter GAAP operating expenses declined to $57 million. R&D expense was $30.0 million and SG&A expense was $22.8 million. Fourth quarter GAAP operating income was $15.9 million or 12.5%

of revenue. GAAP net income was $21.3 million, and fully diluted GAAP earnings per share were $0.16.

For the full year, GAAP operating expenses totaled $322 million, increasing year-over-year as a result of an adverse jury verdict that the company is contesting. This resulted in a GAAP operating loss of $14.2 million. GAAP net income was $7.2 million due to an income tax benefit arising from the release of tax reserves from prior years. Fully diluted 2015 GAAP earnings per share were $0.05.

The following non-GAAP results exclude amortization of purchased intangibles, equity-based compensation expense, certain legal judgments and governmental penalties, gain on recovery of auction rate securities and related tax effects. Fourth quarter non-GAAP gross margin declined as expected to 57.8% as a result of manufacturing variances and mix. Non-GAAP operating expenses declined to $47.9 million as the company continued to closely manage spending. R&D expense was $27.6 million and SG&A expense was $20.3 million. Q4 non-GAAP operating income was $25.3 million, resulting in non-GAAP operating margin of 20%.  Fully diluted Q4 earnings per share on a non-GAAP basis were $0.20.

For 2015, non-GAAP gross margin increased for the third consecutive year to 59.3%. Non-GAAP operating expenses declined year-over-year and totaled $201.6 million. Non-GAAP operating income was $107.6 million or 20.6% of revenue. Fully diluted 2015 earnings per share on a non-GAAP basis were $0.68.

For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” tables included at the end of this release.

Cash and cash equivalents increased again to $247 million at the end of the fourth quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on or about February 26, 2016, to shareholders of record as of the close of business on February 16, 2016.

“It was a good year for Intersil in terms of progress made towards improving the competitiveness and financial strength of the company, and new design wins helped us to offset some of the end market weakness that persisted for most of the year,” said Necip Sayiner, president and CEO of Intersil. “We believe stabilization in demand and a solid financial position will allow us to get the new year off to a good start.”

First Quarter 2016 Outlook

The following forward-looking guidance is for the first quarter ending April 1, 2016, based on current business trends and conditions:

	GAAP	Non-GAAP
Revenue	$125 - $131 million
Gross margin	Up 50 to 100 bps
Operating expenses	Approx. $59M	Approx. $50M
Earnings per share	$0.08 to $0.10	$0.14 to $0.16

Table 2. Intersil Q1 2016 Outlook

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:30 p.m. Pacific Time. To access the webcast, please visit the investor relations page of the company’s website at ir.intersil.com. Participants can also dial (877) 703-6110 or +1 (857) 244-7309 and enter the passcode 22634365. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 98625303.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Some of the statements included in this press release constitute forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of our senior management about future events with respect to our business and our industry in general.  Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, there are or will be important factors that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We believe that the factors that may affect our business, future operating results and financial condition include, but are not limited to, the following: any faltering in global economic conditions, the highly cyclical nature of the semiconductor industry, intense competition in the semiconductor industry, unsuccessful product development or failure to obtain market acceptance of our products, downturns in the end markets we serve, failure to make or deliver products in a timely manner, unavailability of raw materials, services, supplies or manufacturing capacity, delays in production or in implementing new production techniques, product defects, or unreliability of products, and adverse results in litigation matters. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov), including our Annual Report on Form 10-K for the year ended January 2, 2015. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted earnings (loss) per share; and

•Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, which include purchased intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal judgments, awards, or governmental fines or penalties.
•	Income from IP agreements.
•	Restructuring and related costs.
•	Write-offs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables.

Intersil Corporation
Condensed Consolidated Statements of Income
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2016	2015	2015	2016	2015
	Q4 2015	Q3 2015	Q4 2014

Revenue	$ 126,626	$ 128,396	$ 131,126	$ 521,616	$ 562,555
Cost of revenue	53,707	52,338	52,933	213,820	235,800
Gross profit	72,919	76,058	78,193	307,796	326,755
Gross margin %	57.6%	59.2%	59.6%	59.0%	58.1%
Expenses:
Research and development	29,983	31,252	30,367	126,350	125,851
Selling, general and administrative	22,784	23,532	24,840	96,963	99,926
Amortization of purchased intangibles	4,261	3,777	5,559	17,625	22,241
Provision for TAOS litigation	-	-	-	81,100	-
Provision for export compliance settlement	-	-	-	-	4,000
Total expenses	57,028	58,561	60,766	322,038	252,018
Operating income (loss)	15,891	17,497	17,427	(14,242)	74,737
Other income / (expense)	(257)	(215)	511	(530)	(204)
Income (loss) before income taxes	15,634	17,282	17,938	(14,772)	74,533
Income tax (benefit) expense	(5,668)	298	664	(21,958)	19,721
Net income	$ 21,302	$ 16,984	$ 17,274	$ 7,186	$ 54,812

Earnings per share:
Basic	$ 0.16	$ 0.13	$ 0.13	$ 0.05	$ 0.42
Diluted	$ 0.16	$ 0.13	$ 0.13	$ 0.05	$ 0.41

Weighted average shares outstanding:
Basic	132,608	132,133	130,138	131,793	129,149
Diluted	134,288	132,445	132,276	133,273	132,657

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Jan. 1,	Oct. 2,	Jan. 2,
	2016	2015	2015
Assets
Current assets:
Cash and cash equivalents	$ 247,403	$ 228,898	$ 211,216
Trade receivables, net	42,684	51,158	55,585
Inventories	65,334	68,967	73,770
Prepaid expenses and other current assets	7,176	7,647	9,779
Income taxes receivable	7,584	1,030	1,162
Deferred income tax assets	-	20,977	20,433
Total current assets	370,181	378,677	371,945
Non-current assets:
Property, plant and equipment, net	71,044	72,227	72,272
Purchased intangibles, net	32,507	36,768	34,400
Goodwill	571,770	571,770	565,424
Deferred income tax assets	63,139	39,916	39,334
Other non-current assets	29,977	32,289	70,885
Total non-current assets	768,437	752,970	782,315
Total assets	$ 1,138,618	$ 1,131,647	$ 1,154,260

Liabilities and shareholders' equity
Current liabilities:
Trade payables	23,382	24,011	26,246
Deferred income	14,482	14,632	11,631
Income taxes payable	3,270	1,689	2,790
Provision for TAOS litigation	77,988	78,014	-
Other accrued expenses	48,913	52,844	64,847
Total current liabilities	168,035	171,190	105,514
Non-current liabilities:
Income taxes payable	1,609	3,199	59,745
Other non-current liabilities	14,224	13,947	7,453
Total non-current liabilities	15,833	17,146	67,198
Total shareholders' equity	954,750	943,311	981,548
Total liabilities and shareholders' equity	$ 1,138,618	$ 1,131,647	$ 1,154,260

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended			Year Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2016	2015	2015	2016	2015
	Q4 2015	Q3 2015	Q4 2014
Operating activities:
Net income	$ 21,302	$ 16,984	$ 17,274	$ 7,186	$ 54,812
Depreciation	3,557	3,635	4,930	15,285	19,423
Amortization of purchased intangibles	4,261	3,777	5,559	17,625	22,241
Equity-based compensation	5,148	5,565	5,009	23,158	18,688
Deferred income taxes	(2,247)	1,412	(1,327)	(6,285)	35,569
Other	(2,300)	(771)	8,024	(4,194)	(2,162)
Net changes in operating assets and liabilities	1,467	4,193	(21,158)	64,229	(75,182)
Net cash flows provided by operating activities	31,188	34,795	18,311	117,004	73,389

Investing activities:
Cash paid for acquisition, net of cash acquired	-	(15,948)	-	(15,948)	-
Proceeds from investments	150	460	615	1,198	1,075
Net capital expenditures	(1,214)	(1,764)	(3,857)	(12,965)	(9,857)
Net cash flows used in investing activities	(1,064)	(17,252)	(3,242)	(27,715)	(8,782)

Financing activities:
Proceeds from equity-based awards, net	4,610	2,587	1,794	13,403	16,939
Dividends paid	(16,008)	(15,959)	(15,685)	(64,860)	(62,910)
Net cash flows used in financing activities	(11,398)	(13,372)	(13,891)	(51,457)	(45,971)

Effect of exchange rates on cash and cash equivalents	(221)	(235)	(544)	(1,645)	(2,207)

Net change in cash and cash equivalents	18,505	3,936	634	36,187	16,429

Cash and cash equivalents as of the beginning of the period	228,898	224,962	210,582	211,216	194,787

Cash and cash equivalents as of the end of the period	$ 247,403	$ 228,898	$ 211,216	$ 247,403	$ 211,216

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended			Year Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2016	2015	2015	2016	2015
	Q4 2015	Q3 2015	Q4 2014
Non-GAAP gross profit:
GAAP gross profit	$ 72,919	$ 76,058	$ 78,193	$ 307,796	$ 326,755
Equity-based compensation COS	268	304	319	1,400	1,326
Non-GAAP gross profit	$ 73,187	$ 76,362	$ 78,512	$ 309,196	$ 328,081

Non-GAAP gross margin:
GAAP gross margin	57.6%	59.2%	59.6%	59.0%	58.1%
Equity-based compensation COS	0.2%	0.3%	0.2%	0.3%	0.2%
Non-GAAP gross margin	57.8%	59.5%	59.8%	59.3%	58.3%

Non-GAAP R&D expenses:
GAAP R&D expenses	$ 29,983	$ 31,252	$ 30,367	$ 126,350	$ 125,851
Equity-based compensation	(2,368)	(2,390)	(2,500)	(10,167)	(8,468)
Non-GAAP R&D expenses:	$ 27,615	$ 28,862	$ 27,867	$ 116,183	$ 117,383

Non-GAAP SG&A expenses:
GAAP SG&A expenses	$ 22,784	$ 23,532	$ 24,840	$ 96,963	$ 99,926
Equity-based compensation	(2,512)	(2,871)	(2,190)	(11,591)	(8,894)
Non-GAAP SG&A expenses:	$ 20,272	$ 20,661	$ 22,650	$ 85,372	$ 91,032

Non-GAAP operating expenses:
GAAP operating expenses	$ 57,028	$ 58,561	$ 60,766	$ 322,038	$ 252,018
Provision for export compliance settlement	-	-	-	-	(4,000)
Provision for TAOS litigation	-	-	-	(81,100)	-
Equity-based compensation (excl. COS)	(4,880)	(5,261)	(4,690)	(21,758)	(17,362)
Amortization of purchased intangibles	(4,261)	(3,777)	(5,559)	(17,625)	(22,241)
Non-GAAP operating expenses	$ 47,887	$ 49,523	$ 50,517	$ 201,555	$ 208,415

Non-GAAP operating income:
GAAP operating income (loss)	$ 15,891	$ 17,497	$ 17,427	$ (14,242)	$ 74,737
Provision for export compliance settlement	-	-	-	-	4,000
Provision for TAOS litigation	-	-	-	81,100	-
Equity-based compensation	5,148	5,565	5,009	23,158	18,688
Amortization of purchased intangibles	4,261	3,777	5,559	17,625	22,241
Non-GAAP operating income	$ 25,300	$ 26,839	$ 27,995	$ 107,641	$ 119,666

Non-GAAP operating margin:
GAAP operating margin	12.5%	13.6%	13.3%	(2.7%)	13.3%
Excluded items as a percent of revenue	7.5%	7.3%	8.0%	23.3%	8.0%
Non-GAAP operating margin	20.0%	20.9%	21.3%	20.6%	21.3%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	Jan. 1,	Oct. 2,	Jan. 2,	Jan. 1,	Jan. 2,
	2016	2015	2015	2016	2015
	Q4 2015	Q3 2015	Q4 2014

Non-GAAP net income:
GAAP net income	$ 21,302	$ 16,984	$ 17,274	$ 7,186	$ 54,812
Tax impact of Non-GAAP adjustments	(2,668)	(5,049)	(2,025)	(34,140)	173
Provision for export compliance settlement	-	-	-	-	4,000
Gain on recovery from auction rate securities	(150)	(460)	(615)	(1,198)	(1,075)
Equity-based compensation	5,148	5,565	5,009	23,158	18,688
Amortization of purchased intangibles	4,261	3,777	5,559	17,625	22,241
Provision for TAOS litigation	-	-	-	81,100	-
Non-GAAP net income	$ 27,893	$ 20,817	$ 25,202	$ 93,731	$ 98,839

GAAP weighted average shares - diluted	134,288	132,445	132,276	133,273	132,657
Non-GAAP adjustment	4,314	5,273	4,099	3,795	2,117
Non-GAAP weighted average shares - diluted	138,602	137,718	136,375	137,068	134,774

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.16	$ 0.13	$ 0.13	$ 0.05	$ 0.41
Excluded items per share impact	0.04	0.02	0.05	0.63	0.32
Non-GAAP earnings per diluted share	$ 0.20	$ 0.15	$ 0.18	$ 0.68	$ 0.73

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 268	$ 304	$ 319	$ 1,400	$ 1,326
Research and development	$ 2,368	$ 2,390	$ 2,500	$ 10,167	$ 8,468
Selling, general and administrative	$ 2,512	$ 2,871	$ 2,190	$ 11,591	$ 8,894